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[Hamada & Matsumoto Letterhead]

                                                               February 21, 1997

Warburg, Pincus Japan OTC Fund, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Ladies and Gentlemen:

We have acted as counsel to Warburg, Pincus Japan OTC Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, as to matters of Japanese law.

We hereby confirm that the information set forth under the caption "Dividends, Distributions and Taxes" in the Prospectuses contained in the Fund's Registration Statement on Form N-1A, as amended (the "Registration Statement"), has been reviewed by us and in our opinion is correct. In addition, we hereby consent to the reference to us in the Prospectuses and to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          HAMADA & MATSUMOTO


                                          By: /s/ Yogo Kimura
                                          ----------------------------
                                                  Yogo Kimura




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